First Quarter 2019 Financial Results NewLink Genetics Corporation Nasdaq: NLNK May 8, 2019

•Lisa Miller, Director of Investor Relations Agenda • Charles J. Link, Jr, MD, Chairman, CEO & CSO •Eugene Kennedy, MD, Chief Medical Officer • Carl Langren, Chief Financial Officer 2

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward- looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2019 and beyond; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; the effects of its organizational realignment, and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

Recurrent NLG207 plus paclitaxel in recurrent ovarian cancer ovarian cancer . Encouraging GOG Phase 2 results presented at AACR in April 2019 NLG207 Front-line diffuse Indoximod plus radiotherapy for pediatric patients with DIPG intrinsic pontine . Early data show all patients demonstrated initial symptomatic glioma (DIPG) improvement on therapy with evidence of radiographic responses Clinical NLG802, prodrug NLG802 in patients with advanced solid tumors Programs of indoximod . Early Phase 1 data showed significantly improved PK properties . Upcoming data presentation May 2019 Recurrent Indoximod plus radio-chemotherapy for pediatric patients with recurrent malignant malignant brain tumors pediatric brain . Early Phase 1 data showed treatment was well tolerated Indoximod tumors . Phase 1b trial ongoing Front-line acute Indoximod plus standard-of-care chemotherapy for patients with front-line AML . Phase 1b data at ASH in December 2018 showed promising myeloid leukemia MRD-negativity with indoximod (AML) . Phase 1b trial ongoing 4

Other Opportunities Ebola VSV-ZEBOV (V920) vaccine . Merck has announced that the EMA has recently accepted the Marketing Authorization Application (MAA) of this Ebola vaccine candidate . Merck also announced in 2018 that they had begun a rolling BLA submission with expected filing completion in 2019 . NewLink holds a substantial interest in potential Priority Review Voucher (PRV) Continue to pursue additional opportunities to expand our pipeline 5

NLG207 Ovarian Cancer NLG207 (formerly CRLX101) Approximately Roughly 70 percent . Nanoparticle formulation of the 22,530 of patients diagnosed with ovarian cancer topoisomerase 1 inhibitor camptothecin women will be diagnosed 3 with ovarian cancer in 20181 will have a recurrence . Acquired from Cerulean Pharma in 2017 . Encouraging results from Phase 2 trial in Woman have a combination with paclitaxel presented at 1 in 78 Majority AACR 2019 chance to have diagnosed at . Reviewing other potential opportunities in ovarian cancer advanced stage2 multiple gynecological malignancies during her lifetime1 References: 1. American Cancer Society. Cancer Facts & Figures 2018. Atlanta, GA: American Cancer Society; 2018. 2. National Cancer Institute. http://seer.cancer.gov/statfacts/html/ovary.html 3. Ovarian Cancer Research Alliance. https://ocrahope.org/patients/about-ovarian-cancer/recurrence/ 6

Financial Position Q1 2019 End Cash and Equivalents $113.2 Million Average Quarterly Cash Use Projected ~$10 Million Cash Runway Projected Through 2021 Shares Outstanding as of March 31, 2019 37.28 Million 7

NewLink Genetics: Key Takeaways

Targeting Indications of Need

- Current clinical development program focus:
  - NLG207 in recurrent ovarian cancer
  - Indoximod in frontline DIPG, recurrent malignant pediatric brain tumors and frontline AML
  - NLG802 in solid tumors
- Continue to pursue opportunities to expand pipeline

Strong Cash Position

✓ Cash on hand at Q1 end $113.2 million

✓ Estimated cash runway to year end 2021 excluding Ebola Priority Review Voucher (PRV) monetization

✓ Substantial financial interest in PRV issued if approval of the Ebola vaccine out-licensed by NewLink Genetics

Presentations 2019

❑ April 2019: Encouraging Phase 2 results for NLG207 in recurrent refractory ovarian, fallopian tube, or primary peritoneal cancer presented at AACR

❑ Updated Phase 1 data for NLG802, indoximod prodrug

❑ Updated Phase 1 data for indoximod plus radiotherapy in DIPG

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Q & A 9